Contacts: Investors and Analysts: Tim Leveridge T +01 404.676.7563 Media: Petro Kacur T +01 404.676.2683	The Coca-Cola Company Global Public Affairs & Communications Department P.O. Box 1734 Atlanta, GA 30301
THE COCA-COLA COMPANY REPORTS
FIRST QUARTER 2016 RESULTS

•	Reported net revenue declined 4% and organic revenue grew 2% in the quarter, impacted by one less day in our reporting calendar.

•	Reported EPS was $0.34 and comparable EPS was $0.45.

•	Global volume grew 2%.

•	Global price/mix was a positive 1%, as solid underlying pricing was partially offset by segment mix.

•	Comparable currency neutral operating margin expanded.

•	Gained global value share in nonalcoholic ready-to-drink beverages.

•	Full-year comparable currency neutral earnings outlook remains unchanged.

ATLANTA, April 20, 2016 – The Coca-Cola Company today reported first quarter 2016 operating results. “We continue to transform The Coca-Cola Company into a company that is focused on our core value creation model of building strong brands, enhancing customer value and leading our franchise system,” said Muhtar Kent, Chairman and Chief Executive Officer of The Coca-Cola Company. “Amidst a challenging global macro environment, the continued focus on our five strategic initiatives enabled us to gain global value share in the first quarter and deliver positive top-line growth and strong underlying margin expansion. Our operating results are driven by our commitment to sustainable growth, and we are confident that we have the right strategies in place to achieve our full-year outlook and drive long-term value for our system and shareowners.”

FIRST QUARTER 2016 OPERATING REVIEW
TOTAL COMPANY

Percent Change
Unit Case Volume	2
Sparkling Beverages	0
Still Beverages	7
Concentrate Sales/Reported Volume	1
Price/Mix	1
Currency	(5)
Acquisitions, Divestitures and Structural Items, Net	(1)
Reported Net Revenues	(4)
Organic Revenues *	2
Reported Income Before Taxes	(4)
Comparable CN Income Before Taxes (Structurally Adjusted) *	9

*
Organic revenue and comparable currency neutral (CN) income before taxes (structurally adjusted) are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Organic revenue growth of 2% in the quarter was driven by concentrate sales growth and 1 point of positive price/mix. Concentrate sales growth was negatively impacted by one less day in the quarter. After adjusting for the one less day in the quarter, concentrate sales were in line with unit case sales. Price/mix was driven by solid underlying pricing partially offset by 1 point of segment and geographic mix. Acquisitions, divestitures and structural items primarily include the impact of refranchised territories, as well as the net impact of the brand transfer agreement associated with the closing of the transaction with Monster Beverage Corporation (“Monster”) in 2015 and the expanded distribution of Monster's beverage products.

•
We gained global volume and value share in sparkling beverages in a challenging macro environment. Value share grew ahead of volume share, emphasizing our focus on accelerating our revenue growth management strategies. Sparkling beverage volume was even in the quarter.

•
In still beverages we gained global volume and value share. Solid volume growth was realized across all key still beverage categories, except juice and juice drinks which registered a small decline in the quarter.

•	Comparable currency neutral income before taxes (structurally adjusted) growth outpaced organic revenue growth in the quarter primarily due to the impact of our productivity initiatives, timing of expenses and an increase in equity income. The benefit of these items was partially offset by increased marketing investments in line with our objectives.

•
The reported effective tax rate for the quarter was 21.2%. The underlying effective tax rate was 22.5%. The variance between the reported rate and the underlying rate was due to the tax effect of various items impacting comparability, separately disclosed in the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Reported EPS was $0.34 and comparable EPS was $0.45 in the quarter. Items impacting comparability decreased reported EPS by a net $0.11 and were primarily related to noncash charges related to refranchising certain territories in North America and costs associated with our previously announced productivity, integration and restructuring initiatives.

•	Fluctuations in foreign currency exchange rates resulted in a 10 point headwind on comparable operating income and a 12 point headwind on both comparable income before taxes and EPS in the quarter.

•
First quarter cash from operations was $604 million, negatively impacted by contributions to our U.S. pension plans of $471 million, fluctuations in foreign currency exchange rates, and one less day in the quarter.

•	Net share repurchases totaled $155 million in the quarter.

EURASIA AND AFRICA

Percent Change
Unit Case Volume	0
Sparkling Beverages	(2)
Still Beverages	5
Concentrate Sales	(2)
Price/Mix	4
Currency	(14)
Acquisitions, Divestitures and Structural Items, Net	(2)
Reported Net Revenues	(14)
Organic Revenues *	2
Reported Income Before Taxes	(14)
Comparable CN Income Before Taxes *	(3)

*	Organic revenue and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Organic revenue growth in the quarter was due to solid price/mix, partially offset by the impact of one less day in the quarter and the timing of concentrate shipments in key markets across the segment. The positive price/mix was primarily attributable to favorable product and geographic mix across several markets. Acquisitions, divestitures and structural items primarily reflect the unfavorable impact from the brand transfer agreement associated with the closing of the transaction with Monster in 2015.

•
Comparable currency neutral income before taxes lagged organic revenue growth in the quarter due to timing of expenses and the unfavorable structural impact of the brand transfer agreement with Monster.

•
We gained value share in total nonalcoholic ready-to-drink (“NARTD”) beverages in the quarter. The sparkling beverage volume decline in the quarter was primarily driven by a decline in Trademark Coca-Cola. Still beverage volume growth in the quarter was driven by double-digit growth in packaged water, 7% growth in sports drinks and 2% growth in ready-to-drink tea, partially offset by a 1% decline in juice and juice drinks. Unit case volume growth in the quarter included mid single-digit growth in our Central, East & West Africa business unit and 2% growth in our Southern Africa business unit, partially offset by a high single-digit decline in our Russia, Ukraine & Belarus business unit and a low single-digit decline in both our Middle East & North Africa and Turkey, Caucasus & Central Asia business units.

EUROPE

Percent Change
Unit Case Volume	(1)
Sparkling Beverages	(1)
Still Beverages	3
Concentrate Sales	(1)
Price/Mix	2
Currency	0
Acquisitions, Divestitures and Structural Items, Net	(2)
Reported Net Revenues	(1)
Organic Revenues *	0
Reported Income Before Taxes	(3)
Comparable CN Income Before Taxes *	(1)

*	Organic revenue and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Organic revenue was even reflecting positive price/mix of 2 points, offset by lower concentrate sales which were impacted by one less day in the quarter. The positive price/mix reflects an increase in pricing and favorable product mix in key markets. Acquisitions, divestitures and structural items reflect the unfavorable impact from the brand transfer agreement associated with the closing of the transaction with Monster in 2015.

•
Comparable currency neutral income before taxes lagged organic revenue in the quarter primarily due to timing of expenses and the unfavorable structural impact of the brand transfer agreement with Monster.

•
We gained value share in total NARTD beverages in the quarter. The sparkling beverage volume decline in the quarter was driven by a 3% decline in Trademark Coca-Cola, partially offset by 3% growth in Fanta and double-digit growth in energy drinks. Still beverage volume growth in the quarter was driven by 7% growth in packaged water and 5% growth in both sports drinks and ready-to-drink tea, partially offset by a mid single-digit decline in juice and juice drinks.

LATIN AMERICA

Percent Change
Unit Case Volume	1
Sparkling Beverages	0
Still Beverages	5
Concentrate Sales	1
Price/Mix	11
Currency	(24)
Acquisitions, Divestitures and Structural Items, Net	0
Reported Net Revenues	(12)
Organic Revenues *	12
Reported Income Before Taxes	(12)
Comparable CN Income Before Taxes *	12

*	Organic revenue and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Organic revenue growth in the quarter was driven by strong positive price/mix reflecting an increase in pricing and product mix. Positive price/mix was realized in each of our four business units, particularly in the higher inflationary markets within our South Latin and Latin Center business units.

•
Comparable currency neutral income before taxes grew in line with organic revenues in the quarter primarily due to positive operating leverage resulting from our productivity initiatives and timing of expenses, offset by increased marketing investments.

•
We gained value share in still beverages (excluding packaged water) in the quarter. Sparkling beverage volume was even in the quarter as 5% growth in Coca-Cola Zero and 2% growth in Sprite were offset by a 1% decline in brand Coca-Cola. Still beverage volume growth in the quarter was driven by double-digit growth in both sports drinks and juice and juice drinks, high single-digit growth in ready-to-drink tea and 3% growth in packaged water. Unit case volume growth was driven by 5% growth in Mexico and 3% growth in our Latin Center business unit, partially offset by a 6% decline in Brazil.

NORTH AMERICA

Percent Change
Unit Case Volume	2
Sparkling Beverages	0
Still Beverages	5
Concentrate Sales	(1)
Price/Mix	3
Currency	0
Acquisitions, Divestitures and Structural Items, Net	0
Reported Net Revenues	2
Organic Revenues *	2
Reported Income Before Taxes	9
Comparable CN Income Before Taxes *	4

*	Organic revenue and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Organic revenue growth was driven by 3 points of positive price/mix, partially offset by lower concentrate sales which were impacted by one less day in the quarter. After adjusting for the one less day in the quarter and the impact of acquired volume, concentrate sales growth and unit case sales growth were in line.

•
Comparable currency neutral income before taxes growth outpaced organic revenue growth in the quarter primarily due to favorable operating leverage resulting from the impact of our productivity initiatives and timing of expenses, partially offset by a net negative 2 point structural impact from refranchised territories and the brand transfer agreement associated with the closing of the transaction with Monster in 2015.

•
We gained value share in total NARTD beverages for the 24th consecutive quarter driven by the continued increase in the quantity and quality of our marketing investments along with our disciplined approach to pricing and packaging strategies. Sparkling beverage volume was even in the quarter. Growth in Sprite, Fanta and energy drinks was offset by a decline in Trademark Coca-Cola. Still beverage volume growth in the quarter was driven by juice and juice drinks, sports drinks, ready-to-drink tea and packaged water.

ASIA PACIFIC

Percent Change
Unit Case Volume	5
Sparkling Beverages	1
Still Beverages	11
Concentrate Sales	6
Price/Mix	(5)
Currency	(2)
Acquisitions, Divestitures and Structural Items, Net	(3)
Reported Net Revenues	(4)
Organic Revenues *	2
Reported Income Before Taxes	1
Comparable CN Income Before Taxes *	5

*	Organic revenue and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Organic revenue growth was driven by strong concentrate sales growth, partially offset by 5 points of negative price/mix. Concentrate sales growth outpaced unit case sales growth due to timing of shipments. The unfavorable price/mix was primarily driven by negative product and geographic mix. Acquisitions, divestitures and structural items reflect the unfavorable impact from the brand transfer agreement associated with the closing of the transaction with Monster in 2015 and a change in the funding arrangement with our bottlers in China.

•
Comparable currency neutral income before taxes growth outpaced organic revenue growth in the quarter primarily due to favorable operating leverage resulting from the impact of our productivity initiatives and timing of expenses.

•
We gained value share in total NARTD beverages in the quarter. Sparkling beverage volume growth in the quarter was driven by 3% growth in Trademark Coca-Cola and 2% growth in Fanta, partially offset by a mid single-digit decline in Sprite. Still beverage volume growth in the quarter was driven by double-digit growth in both packaged water and ready-to-drink tea and 8% growth in ready-to-drink coffee, partially offset by a double-digit decline in juice and juice drinks. Unit case volume growth in the quarter reflected double-digit growth in both our India & South West Asia and ASEAN business units and 4% growth in Japan, partially offset by a 2% decline in China.

BOTTLING INVESTMENTS

Percent Change
Unit Case Volume	(4)
Reported Volume	0
Price/Mix	0
Currency	(3)
Acquisitions, Divestitures and Structural Items, Net	(1)
Reported Net Revenues	(4)
Organic Revenues *	0
Reported Income Before Taxes	(841)
Comparable CN Income Before Taxes *	72

*	Organic revenue and comparable currency neutral (CN) income before taxes are non-GAAP financial measures. Refer to the Notes and Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
Organic revenue in the quarter was even, in line with reported volume. The even price/mix reflects positive pricing across several of our bottling operations, offset by geographic mix and unfavorable product mix within our China operations. Acquisitions, divestitures and structural items primarily reflect the unfavorable impact of the refranchised North America bottling territories, partially offset by the benefit from the expanded distribution of Monster's beverage products.

•
Comparable currency neutral income before taxes growth outpaced organic revenue in the quarter primarily due to favorable operating leverage resulting from the impact of our productivity initiatives and timing of expenses, as well as an increase in equity income.

2016 OUTLOOK

•
The Company continues to expect organic revenue to be up 4% to 5% in 2016, in line with our long-term target. The net impact of acquisitions, divestitures and structural items on comparable net revenues is expected to be a 4 to 5 point headwind and based on the current spot rates, currency is expected to be a 2 to 3 point headwind, including the impact of hedged positions for the full year.

•
The Company expects comparable currency neutral income before taxes (structurally adjusted) to grow 6% to 8% in 2016, in line with our long-term target, as strong operating profit growth is expected to be partially offset by increased interest expense. The net impact of structural items is expected to be a 3 to 4 point headwind and based on the current spot rates, currency is expected to be an 8 to 9 point headwind, including the impact of hedged positions for the full year.

•
Given the above, the Company expects full-year comparable currency neutral EPS growth to be 4% to 6% including the impact of 3 to 4 points of structural headwind, primarily due to refranchising, on comparable currency neutral income before taxes. Based on the current spot rates, currency is expected to be an 8 to 9 point headwind, including the impact of hedged positions for the full year.

•	In addition to the above, the Company expects the following:

•	The underlying effective annual tax rate in 2016 is expected to be 22.5%.

•	We are targeting full-year 2016 net share repurchases of $2.0 to $2.5 billion.

•
For the second quarter of 2016, we estimate that based on the current spot rates, currency will be a 2 to 3 point headwind on comparable net revenues and an 11 point headwind on comparable income before taxes, including the impact of hedged positions.

ITEMS IMPACTING COMPARABILITY

•	For details on items impacting comparability in the quarter, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.
NOTES

•	All references to growth rate percentages and share compare the results of the period to those of the prior year comparable period.

•
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing the Company’s ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting.

•
"Comparable currency neutral income before taxes" is a non-GAAP financial measure that excludes or otherwise adjusts for items impacting comparability and the impact of changes in foreign currency exchange rates. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•
"Comparable currency neutral income before taxes (structurally adjusted)" is a non-GAAP financial measure that excludes or otherwise adjusts for items impacting comparability, the impact of changes in foreign currency exchange rates and the impact of structural items. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•	"Concentrate sales" represents the amount of concentrates, syrups, beverage bases and powders sold by, or used in finished beverages sold by, the Company to its bottling partners or other customers.

•
"Concentrate sales/reported volume" represents the percent change in net revenues attributable to the increase (decrease) in concentrate sales volume for our geographic operating segments (expressed in equivalent unit cases) after considering the impact of structural changes. For our Bottling Investments operating segment, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume after considering the impact of structural changes. Our Bottling Investments operating segment reflects unit case volume growth for consolidated bottlers only, which is computed on a reported basis.

•
"Organic revenue" is a non-GAAP financial measure that excludes or otherwise adjusts for the impact of changes in foreign currency exchange rates and acquisitions, divestitures and structural items, as applicable. For details on these adjustments, refer to the Reconciliation of GAAP and Non-GAAP Financial Measures schedule.

•	"Sparkling beverages" means NARTD beverages with carbonation, including carbonated energy drinks and waters.

•
"Still beverages" means nonalcoholic beverages without carbonation, including non-carbonated waters, flavored waters and enhanced waters, juices and juice drinks, teas, coffees, sports drinks, dairy and noncarbonated energy drinks.

•
All references to volume and volume percentage changes indicate unit case volume, unless otherwise noted. All volume percentage changes are computed based on average daily sales, unless otherwise noted. "Unit case" means a unit of measurement equal to 24 eight ounce servings of finished beverage. "Unit case volume" means the number of unit cases (or unit case equivalents) of Company beverages directly or indirectly sold by the Company and its bottling partners to customers.

•
First quarter 2016 financial results were impacted by one less day, while fourth quarter financial results will be impacted by two additional days. Unit case volume results for the quarters are not impacted by the variance in days due to the average daily sales computation referenced above.

CONFERENCE CALL
We are hosting a conference call with investors and analysts to discuss first quarter 2016 results today, April 20, 2016 at 9 a.m. EDT. We invite investors to listen to a live audiocast of the conference call on the Company’s website, http://www.coca-colacompany.com in the "Investors" section. A replay in downloadable MP3 format and a transcript of the call will also be available within 24 hours after the audiocast on the Company’s website. Further, the "Investors" section of the website includes a reconciliation of non-GAAP financial measures, which may be used periodically by management when discussing financial results with investors and analysts, to the Company’s results as reported under GAAP.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Three Months Ended
	April 1, 2016	April 3, 2015	% Change[1]
Net Operating Revenues	$10,282	$10,711	(4)
Cost of goods sold	4,069	4,103	(1)
Gross Profit	6,213	6,608	(6)
Selling, general and administrative expenses	3,761	4,079	(8)
Other operating charges	311	233	33
Operating Income	2,141	2,296	(7)
Interest income	144	155	(7)
Interest expense	141	447	(68)
Equity income (loss) — net	92	2	—
Other income (loss) — net	(342)	(25)	—
Income Before Income Taxes	1,894	1,981	(4)
Income taxes	401	415	(3)
Consolidated Net Income	1,493	1,566	(5)
Less: Net income (loss) attributable to noncontrolling interests	10	9	3
Net Income Attributable to Shareowners of The Coca-Cola Company	$1,483	$1,557	(5)
Diluted Net Income Per Share[2]	$0.34	$0.35	(4)
Average Shares Outstanding — Diluted[2]	4,382	4,422

[1]	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[2]
For the three months ended April 1, 2016 and April 3, 2015, basic net income per share was $0.34 for 2016 and $0.36 for 2015 based on average shares outstanding — basic of 4,328 million for 2016 and 4,365 million for 2015. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(UNAUDITED)
(In millions except par value)

	April 1, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$8,748	$7,309
Short-term investments	10,003	8,322
Total Cash, Cash Equivalents and Short-Term Investments	18,751	15,631
Marketable securities	3,460	4,269
Trade accounts receivable, less allowances of $292 and $352, respectively	4,147	3,941
Inventories	3,052	2,902
Prepaid expenses and other assets	3,314	2,752
Assets held for sale	3,786	3,900
Total Current Assets	36,510	33,395
Equity Method Investments	12,610	12,318
Other Investments	1,186	3,470
Other Assets	4,314	4,110
Property, Plant and Equipment — net	12,613	12,571
Trademarks With Indefinite Lives	6,014	5,989
Bottlers' Franchise Rights With Indefinite Lives	5,714	6,000
Goodwill	11,396	11,289
Other Intangible Assets	906	854
Total Assets	$91,263	$89,996

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	$9,626	$9,660
Loans and notes payable	14,888	13,129
Current maturities of long-term debt	4,956	2,676
Accrued income taxes	275	331
Liabilities held for sale	1,242	1,133
Total Current Liabilities	30,987	26,929
Long-Term Debt	26,990	28,311
Other Liabilities	3,820	4,301
Deferred Income Taxes	4,337	4,691
The Coca-Cola Company Shareowners' Equity
Common stock, $0.25 par value; Authorized — 11,200 shares; Issued — 7,040 and 7,040 shares, respectively	1,760	1,760
Capital surplus	14,507	14,016
Reinvested earnings	64,985	65,018
Accumulated other comprehensive income (loss)	(10,789)	(10,174)
Treasury stock, at cost — 2,708 and 2,716 shares, respectively	(45,549)	(45,066)
Equity Attributable to Shareowners of The Coca-Cola Company	24,914	25,554
Equity Attributable to Noncontrolling Interests	215	210
Total Equity	25,129	25,764
Total Liabilities and Equity	$91,263	$89,996

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(UNAUDITED)
(In millions)

	Three Months Ended
	April 1, 2016	April 3, 2015
Operating Activities
Consolidated net income	$1,493	$1,566
Depreciation and amortization	458	473
Stock-based compensation expense	69	60
Deferred income taxes	(81)	8
Equity (income) loss — net of dividends	(79)	8
Foreign currency adjustments	93	(46)
Significant (gains) losses on sales of assets — net	362	33
Other operating charges	142	139
Other items	(173)	522
Net change in operating assets and liabilities	(1,680)	(1,189)
Net cash provided by operating activities	604	1,574
Investing Activities
Purchases of investments	(4,763)	(4,003)
Proceeds from disposals of investments	6,010	3,746
Acquisitions of businesses, equity method investments and nonmarketable securities	(688)	(603)
Proceeds from disposals of businesses, equity method investments and nonmarketable securities	291	229
Purchases of property, plant and equipment	(536)	(516)
Proceeds from disposals of property, plant and equipment	29	21
Other investing activities	5	314
Net cash provided by (used in) investing activities	348	(812)
Financing Activities
Issuances of debt	8,530	16,373
Payments of debt	(6,783)	(15,755)
Issuances of stock	763	279
Purchases of stock for treasury	(739)	(654)
Dividends	(1,505)	(1,441)
Other financing activities	133	21
Net cash provided by (used in) financing activities	399	(1,177)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	88	(332)
Cash and Cash Equivalents
Net increase (decrease) during the period	1,439	(747)
Balance at beginning of period	7,309	8,958
Balance at end of period	$8,748	$8,211

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Three Months Ended

	Net Operating Revenues [1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	April 1, 2016	April 3, 2015	% Fav. / (Unfav.)	April 1, 2016	April 3, 2015	% Fav. / (Unfav.)	April 1, 2016	April 3, 2015	% Fav. / (Unfav.)
Eurasia & Africa	$546	$638	(14)	$236	$279	(16)	$246	$286	(14)
Europe	1,204	1,212	(1)	691	716	(3)	704	724	(3)
Latin America	935	1,066	(12)	523	578	(10)	518	588	(12)
North America	2,364	2,317	2	581	535	9	580	532	9
Asia Pacific	1,235	1,285	(4)	551	544	1	554	548	1
Bottling Investments	5,292	5,531	(4)	(118)	(10)	—	(432)	(46)	(841)
Corporate	(15)	40	—	(323)	(346)	7	(276)	(651)	57
Eliminations	(1,279)	(1,378)	7	—	—	—	—	—	—
Consolidated	$10,282	$10,711	(4)	$2,141	$2,296	(7)	$1,894	$1,981	(4)

Note:	Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
During the three months ended April 1, 2016, intersegment revenues were for $6 million for Eurasia and Africa, $135 million for Europe, $18 million for Latin America, $943 million for North America, $133 million for Asia Pacific, $41 million for Bottling Investments and $3 million for Corporate. During the three months ended April 3, 2015, intersegment revenues were $144 million for Europe, $19 million for Latin America, $1,041 million for North America, $129 million for Asia Pacific and $45 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
The Company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP" or referred to herein as "reported"). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company's performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial information does not represent a comprehensive basis of accounting.
ITEMS IMPACTING COMPARABILITY
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as "items impacting comparability" based on how management views our business; makes financial, operating and planning decisions; and evaluates the Company's ongoing performance. Items such as charges, gains and accounting changes which are viewed by management as impacting only the current period or the comparable period, but not both, or as relating to different and unrelated underlying activities or events across comparable periods, are generally considered "items impacting comparability". In addition, we provide the impact that changes in foreign currency exchange rates had on our financial results ("currency neutral").
Asset Impairments and Restructuring
Restructuring
During the three months ended April 1, 2016 and April 3, 2015, the Company recorded charges of $199 million and $35 million, respectively. These charges were related to the integration of our German bottling and distribution operations.
Productivity and Reinvestment
During the three months ended April 1, 2016 and April 3, 2015, the Company recorded charges of $63 million and $90 million, respectively, related to our productivity and reinvestment program. These productivity and reinvestment initiatives are focused on four key areas: restructuring the Company's global supply chain; implementing zero-based work, an evolution of zero-based budget principles across the organization; streamlining and simplifying the Company's operating model; and further driving increased discipline and efficiency in direct marketing investments. The savings realized from the program will enable the Company to fund marketing initiatives and innovation required to deliver sustainable net revenue growth. The savings will also support margin expansion and increased returns on invested capital over time.
Equity Investees
During the three months ended April 1, 2016 and April 3, 2015, the Company recorded net charges of $3 million and $73 million, respectively. These amounts represent the Company’s proportionate share of unusual or infrequent items recorded by certain of our equity method investees.
Transaction Gains/Losses
During the three months ended April 1, 2016 and April 3, 2015, the Company incurred noncash losses of $369 million and $21 million, respectively. These losses were primarily due to the derecognition of intangible assets relating to the refranchising of territories in North America to certain of our unconsolidated bottling partners and were recorded in the line item other income (loss) — net in our condensed consolidated statements of income.
During the three months ended April 1, 2016, the Company recorded charges of $45 million related to costs incurred to refranchise our North America bottling territories. These costs include, among other items, internal and external costs for individuals directly working on the refranchising efforts, severance, and costs associated with the implementation of information technology systems to facilitate consistent data standards and availability throughout the North America bottling system.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Transaction Gains/Losses (continued)
During the three months ended April 1, 2016, the Company recorded a charge of $1 million related to noncapitalizable transaction costs associated with pending transactions.
During the three months ended April 1, 2016, the Company recorded a gain of $18 million, net of transaction costs, as a result of the disposal of our shares in Keurig Green Mountain, Inc.
In the fourth quarter of 2014, the owners of the majority interest of a Brazilian bottler exercised their option to acquire from us a 10 percent interest in the entity's outstanding shares resulting in our recognizing an estimated loss of $32 million due to the exercise price being lower than our carrying value. The transaction closed in January 2015, and the Company recorded an additional loss of $6 million during the three months ended April 3, 2015, calculated based on the final option price. Also during the three months ended April 3, 2015, the Company recorded a loss of $19 million on our previously held investment in a South African bottler, which had been accounted for under the equity method of accounting prior to our acquisition of the bottler in February 2015.
Other Items
Economic (Nondesignated) Hedges
The Company uses derivatives as economic hedges primarily to mitigate the price risk associated with the purchase of materials used in the manufacturing process as well as the purchase of vehicle fuel. Although these derivatives were not designated and/or did not qualify for hedge accounting, they are effective economic hedges. The changes in fair values of these economic hedges are immediately recognized into earnings.
The Company excludes the net impact of mark-to-market adjustments for outstanding hedges and realized gains/losses for settled hedges from our non-GAAP financial information until the period in which the underlying exposure being hedged impacts our condensed consolidated statement of income. We believe this adjustment provides meaningful information related to the impact of our economic hedging activities. During the three months ended April 1, 2016 and April 3, 2015, the impact of the Company's adjustment related to our economic hedging activities resulted in increases of $24 million and $45 million, respectively, to our non-GAAP income before income taxes.
Early Extinguishment of Long-Term Debt
During the three months ended April 3, 2015, the Company recorded charges of $320 million due to the early extinguishment of certain long-term debt, which were recorded in the line item interest expense in our condensed consolidated statement of income.
Hyperinflationary Economies
During the three months ended April 3, 2015, the Company recorded net charges of $135 million related to our Venezuelan operations. These charges were primarily a result of the remeasurement of the net monetary assets of our Venezuelan subsidiary using the SIMADI exchange rate, an impairment of a Venezuelan trademark due to higher exchange rates, and a write-down of receivables from our bottling partner in Venezuela. The write-down was recorded primarily as a result of the continued lack of liquidity and our revised assessment of the U.S. dollar value we expect to realize upon the conversion of the Venezuelan bolivar into U.S. dollars by our bottling partner to pay our receivables.
Other
During the three months ended April 1, 2016 and April 3, 2015, the Company recorded other charges of $3 million and $1 million, respectively. These charges were related to tax litigation expense, charges associated with certain fixed assets and costs associated with restructuring and transitioning the Company's Russian juice operations to an existing joint venture with an unconsolidated bottling partner.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Certain Tax Matters
During the three months ended April 1, 2016 and April 3, 2015, the Company recorded net tax benefits of $6 million and $16 million, respectively, related to amounts required to be recorded for changes to our uncertain tax positions, including interest and penalties.
CURRENCY NEUTRAL
Management evaluates the operating performance of our Company and our international subsidiaries on a currency neutral basis. We determine our currency neutral operating results by dividing or multiplying, as appropriate, our current period actual U.S. dollar operating results, normalizing for certain structural items in hyperinflationary economies, by the current period actual exchange rates (that include the impact of current period currency hedging activities), to derive our current period local currency operating results. We then multiply or divide, as appropriate, the derived current period local currency operating results by the foreign currency exchange rates (that also include the impact of the comparable prior period currency hedging activities) used to translate the Company's financial statements in the comparable prior year period to determine what the current period U.S. dollar operating results would have been if the foreign currency exchange rates had not changed from the comparable prior year period.
ORGANIC REVENUE
Organic revenue is a non-GAAP financial measure that excludes or otherwise adjusts for the impact of changes in foreign currency exchange rates and acquisitions, divestitures and structural items, as applicable. The adjustments related to acquisitions, divestitures and structural items for the three months ended April 1, 2016 and April 3, 2015 consisted entirely of the structural changes discussed below.
STRUCTURAL CHANGES
Structural changes generally refer to acquisitions or dispositions of bottling, distribution or canning operations and consolidation or deconsolidation of bottling and distribution entities for accounting purposes. In 2016, the Company changed our funding arrangement with our bottling partners in China, which resulted in a reduction in net revenues with an offsetting reduction in direct marketing expense. In 2016 and 2015, the Company refranchised additional territories in North America to certain of its unconsolidated bottling partners. Additionally, in 2015, the Company sold its global energy drink business to Monster Beverage Corporation ("Monster"); acquired Monster's non-energy drink business; acquired an equity interest in Monster; amended its current distribution coordination agreements with Monster to expand into additional territories; and acquired a South African bottler. Accordingly, these activities have been included as structural items in our analysis of the impact of these changes on certain line items in our condensed consolidated statements of income.
2016 OUTLOOK
Our 2016 organic revenue outlook, comparable currency neutral income before taxes (structurally adjusted) outlook, and comparable currency neutral EPS outlook are non-GAAP financial measures that exclude or otherwise adjust for items impacting comparability, the impact of changes in foreign currency exchange rates, acquisitions and divestitures, and the impact of structural items, as applicable. We are not able to reconcile our full-year 2016 projected organic revenue to our full-year 2016 projected reported net revenue, our full-year 2016 projected comparable currency neutral income before taxes (structurally adjusted) to our full-year 2016 projected reported income before taxes, or our full-year 2016 projected comparable currency neutral EPS to our full-year 2016 projected reported EPS because we are unable to predict the actual impact of changes in foreign currency exchange rates and the exact timing of acquisitions and divestitures and/or structural adjustments throughout 2016.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended April 1, 2016
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$10,282	$4,069	$6,213	60.4%	$3,761	$311	$2,141	20.8%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(199)	199
Productivity & Reinvestment	—	—	—		—	(63)	63
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(46)	46
Other Items	47	48	(1)		4	(3)	(2)
Certain Tax Matters	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$10,329	$4,117	$6,212	60.1%	$3,765	$—	$2,447	23.7%

	Three Months Ended April 3, 2015
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$10,711	$4,103	$6,608	61.7%	$4,079	$233	$2,296	21.4%
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—		—	(35)	35
Productivity & Reinvestment	—	—	—		—	(90)	90
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	—	—
Other Items	(8)	3	(11)		10	(108)	87
Certain Tax Matters	—	—	—		—	—	—
After Considering Items (Non-GAAP)	$10,703	$4,106	$6,597	61.6%	$4,089	$—	$2,508	23.4%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(4)	(1)	(6)		(8)	33	(7)
% Currency Impact	(5)	(3)	(7)		(4)	—	(12)
% Change — Currency Neutral Reported	1	2	1		(4)	—	6

% Change — After Considering Items (Non-GAAP)	(3)	0	(6)		(8)	—	(2)
% Currency Impact After Considering Items (Non-GAAP)	(5)	(3)	(6)		(4)	—	(10)
% Change — Currency Neutral After Considering Items (Non-GAAP)	1	3	0		(4)	—	7

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended April 1, 2016
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[1]
Reported (GAAP)	$141	$92	$(342)	$1,894	$401	21.2%	$10	$1,483	$0.34
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	199	—		—	199	0.05
Productivity & Reinvestment	—	—	—	63	21		—	42	0.01
Equity Investees	—	3	—	3	—		—	3	—
Transaction Gains/Losses	—	—	351	397	143		—	254	0.06
Other Items	—	—	29	27	10		—	17	—
Certain Tax Matters	—	—	—	—	6		—	(6)	—
After Considering Items (Non-GAAP)	$141	$95	$38	$2,583	$581	22.5%	$10	$1,992	$0.45

	Three Months Ended April 3, 2015
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes	Effective tax rate	Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share[2]
Reported (GAAP)	$447	$2	$(25)	$1,981	$415	20.9%	$9	$1,557	$0.35
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	35	—		—	35	0.01
Productivity & Reinvestment	—	—	—	90	42		—	48	0.01
Equity Investees	—	73	—	73	6		—	67	0.02
Transaction Gains/Losses	—	—	46	46	10		—	36	0.01
Other Items	(320)	—	94	501	124		—	377	0.09
Certain Tax Matters	—	—	—	—	16		—	(16)	—
After Considering Items (Non-GAAP)	$127	$75	$115	$2,726	$613	22.5%	$9	$2,104	$0.48

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes		Net income (loss) attributable to noncontrolling interests	Net income attributable to shareowners of The Coca-Cola Company	Diluted net income per share
% Change — Reported (GAAP)	(68)	—	—	(4)	(3)		3	(5)	(4)
% Change — After Considering Items (Non-GAAP)	11	29	(67)	(5)	(5)		2	(5)	(4)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]	4,382 million average shares outstanding — diluted

[2]	4,422 million average shares outstanding — diluted

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Income Before Income Taxes and Diluted Net Income Per Share:
	Three Months Ended April 1, 2016
	Income before income taxes	Diluted net income per share
% Change — Reported (GAAP)	(4)	(4)
% Currency Impact	(18)	(19)
% Change — Currency Neutral Reported	14	15
% Structural Impact	(2)	—
% Change — Currency Neutral Reported and Adjusted for Structural Impact	17	—

% Change — After Considering Items (Non-GAAP)	(5)	(4)
% Currency Impact After Considering Items (Non-GAAP)	(12)	(12)
% Change — Currency Neutral After Considering Items (Non-GAAP)	7	8
% Structural Impact After Considering Items (Non-GAAP)	(1)	—
% Change — Currency Neutral After Considering Items and Adjusted for Structural Impact (Non-GAAP)	9	—

Note:	Certain columns may not add due to rounding.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Net Operating Revenues by Segment:

	Three Months Ended April 1, 2016
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$546	$1,204	$935	$2,364	$1,235	$5,292	$(15)	$(1,279)	$10,282
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—	—
Other Items	—	—	—	(2)	—	—	49	—	47
After Considering Items (Non-GAAP)	$546	$1,204	$935	$2,362	$1,235	$5,292	$34	$(1,279)	$10,329

	Three Months Ended April 3, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$638	$1,212	$1,066	$2,317	$1,285	$5,531	$40	$(1,378)	$10,711
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	—	—	—	—
Productivity & Reinvestment	—	—	—	—	—	—	—	—	—
Equity Investees	—	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—	—
Other Items	—	—	—	(6)	—	—	(2)	—	(8)
After Considering Items (Non-GAAP)	$638	$1,212	$1,066	$2,311	$1,285	$5,531	$38	$(1,378)	$10,703

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	(14)	(1)	(12)	2	(4)	(4)	—	7	(4)
% Currency Impact	(14)	0	(24)	0	(2)	(3)	—	—	(5)
% Change — Currency Neutral Reported	(1)	(1)	11	2	(2)	(1)	—	—	1
% Acquisitions, Divestitures and Structural Items	(2)	(2)	0	0	(3)	(1)	—	—	(1)
% Change — Organic Revenues (Non-GAAP)	2	0	12	2	2	0	—	—	2

% Change — After Considering Items (Non-GAAP)	(14)	(1)	(12)	2	(4)	(4)	(4)	—	(3)
% Currency Impact After Considering Items (Non-GAAP)	(14)	0	(24)	0	(2)	(3)	(2)	—	(5)
% Change — Currency Neutral After Considering Items (Non-GAAP)	(1)	(1)	11	2	(2)	(1)	(2)	—	1

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Core Net Operating Revenues: [1]

Three Months Ended April 1, 2016
Reported (GAAP) Net Operating Revenues	$10,282
Bottling Investments Net Operating Revenues	(5,292)
Consolidated Eliminations	1,279
Intersegment Core Net Operating Revenue Eliminations	(6)
Core Net Operating Revenues	$6,263
Items Impacting Comparability:
Asset Impairments/Restructuring	—
Productivity & Reinvestment	—
Equity Investees	—
Transaction Gains/Losses	—
Other Items	47
Core Net Operating Revenues After Considering Items (Non-GAAP)	$6,310

Three Months Ended April 3, 2015
Reported (GAAP) Net Operating Revenues	$10,711
Bottling Investments Net Operating Revenues	(5,531)
Consolidated Eliminations	1,378
Intersegment Core Net Operating Revenue Eliminations	(3)
Core Net Operating Revenues	$6,555
Items Impacting Comparability:
Asset Impairments/Restructuring	—
Productivity & Reinvestment	—
Equity Investees	—
Transaction Gains/Losses	—
Other Items	(8)
Core Net Operating Revenues After Considering Items (Non-GAAP)	$6,547

% Change — Reported (GAAP) Net Operating Revenues	(4)
% Change — Core Net Operating Revenues	(4)
% Currency Impact	(6)
% Change — Core Currency Neutral Reported	2
% Acquisitions, Divestitures and Structural Items	(1)
% Change — Core Organic Revenues (Non-GAAP)[2]	3

% Change — Core After Considering Items (Non-GAAP)	(4)
% Currency Impact After Considering Items (Non-GAAP)	(6)
% Change — Core Currency Neutral After Considering Items (Non-GAAP)	2

[1]
Core net operating revenues include the net operating revenues from the Eurasia and Africa, Europe, Latin America, North America, Asia Pacific and Corporate operating segments offset by intersegment revenue eliminations of $6 million and $3 million during the three months ended April 1, 2016 and April 3, 2015, respectively.

[2]	Core organic revenue growth was driven by concentrate sales growth of 1% along with 2 points of positive price/mix.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Segment:

	Three Months Ended April 1, 2016
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$236	$691	$523	$581	$551	$(118)	$(323)	$2,141
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	199	—	199
Productivity & Reinvestment	(1)	4	—	31	1	21	7	63
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	45	1	46
Other Items	—	—	—	(16)	—	(42)	56	(2)
After Considering Items (Non-GAAP)	$235	$695	$523	$596	$552	$105	$(259)	$2,447

	Three Months Ended April 3, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$279	$716	$578	$535	$544	$(10)	$(346)	$2,296
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	35	—	35
Productivity & Reinvestment	12	(11)	—	42	(5)	32	20	90
Equity Investees	—	—	—	—	—	—	—	—
Transaction Gains/Losses	—	—	—	—	—	—	—	—
Other Items	—	—	33	(10)	2	(11)	73	87
After Considering Items (Non-GAAP)	$291	$705	$611	$567	$541	$46	$(253)	$2,508

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(16)	(3)	(10)	9	1	—	7	(7)
% Currency Impact	(16)	0	(31)	2	(4)	64	(16)	(12)
% Change — Currency Neutral Reported	0	(4)	21	7	5	—	23	6

% Change — After Considering Items (Non-GAAP)	(19)	(1)	(15)	5	2	128	(2)	(2)
% Currency Impact After Considering Items (Non-GAAP)	(15)	0	(29)	1	(4)	(7)	(2)	(10)
% Change — Currency Neutral After Considering Items (Non-GAAP)	(4)	(1)	15	4	6	134	0	7

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Income (Loss) Before Income Taxes by Segment:

	Three Months Ended April 1, 2016
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$246	$704	$518	$580	$554	$(432)	$(276)	$1,894
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	199	—	199
Productivity & Reinvestment	(1)	4	—	31	1	21	7	63
Equity Investees	—	—	—	—	—	3	—	3
Transaction Gains/Losses	—	—	—	—	—	414	(17)	397
Other Items	—	—	—	(16)	—	(42)	85	27
After Considering Items (Non-GAAP)	$245	$708	$518	$595	$555	$163	$(201)	$2,583

	Three Months Ended April 3, 2015
	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$286	$724	$588	$532	$548	$(46)	$(651)	$1,981
Items Impacting Comparability:
Asset Impairments/Restructuring	—	—	—	—	—	35	—	35
Productivity & Reinvestment	12	(11)	—	42	(5)	32	20	90
Equity Investees	—	1	—	—	—	72	—	73
Transaction Gains/Losses	—	—	—	—	—	21	25	46
Other Items	—	—	33	(10)	2	(11)	487	501
After Considering Items (Non-GAAP)	$298	$714	$621	$564	$545	$103	$(119)	$2,726

	Eurasia & Africa	Europe	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(14)	(3)	(12)	9	1	(841)	57	(4)
% Currency Impact	(16)	0	(30)	2	(4)	(9)	(19)	(18)
% Change — Currency Neutral Reported	2	(3)	18	8	5	(833)	77	14

% Change — After Considering Items (Non-GAAP)	(18)	(1)	(17)	6	2	59	(71)	(5)
% Currency Impact After Considering Items (Non-GAAP)	(15)	0	(28)	1	(4)	(13)	(71)	(12)
% Change — Currency Neutral After Considering Items (Non-GAAP)	(3)	(1)	12	4	5	72	0	7

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Operating Expense Leverage:
	Three Months Ended April 1, 2016
	Operating income	Gross profit	Operating expense leverage[1]
% Change — Reported (GAAP)	(7)	(6)	(1)
% Change — Currency Neutral Reported	6	1	5

% Change — After Considering Items (Non-GAAP)	(2)	(6)	3
% Change — Currency Neutral After Considering Items (Non-GAAP)	7	0	7

Note:	Certain rows may not add due to rounding.
1Operating expense leverage is calculated by subtracting gross profit growth from operating income growth.

Operating Margin:
	Three Months Ended April 1, 2016	Three Months Ended April 3, 2015	Basis Point Growth (Decline)
Reported (GAAP)	20.82%	21.44%	(62)
Impact on Operating Margin of Items Impacting Comparability (Non-GAAP)	(2.87)%	(2.00)%
Operating Margin After Considering Items (Non-GAAP)	23.69%	23.44%	25
Impact on Operating Margin of Currency After Considering Items (Non-GAAP)	(1.15)%	0.00%
Currency Neutral Operating Margin After Considering Items (Non-GAAP)	24.84%	23.44%	140

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Purchases and Issuances of Stock:
	Three Months Ended April 1, 2016	Three Months Ended April 3, 2015
Reported (GAAP)
Issuances of Stock	$763	$279
Purchases of Stock for Treasury	(739)	(654)
Net Change in Stock Issuance Receivables[1]	40	(1)
Net Change in Treasury Stock Payables[2]	(219)	(10)
Net Treasury Share Repurchases (Non-GAAP)	$(155)	$(386)

[1]	Represents the net change in receivables related to employee stock options exercised but not settled prior to the end of the period.

[2]	Represents the net change in payables for treasury shares repurchased but not settled prior to the end of the period.

Consolidated Cash from Operations:

	Three Months Ended April 1, 2016	Three Months Ended April 3, 2015
	Net Cash Provided by Operating Activities	Net Cash Provided by Operating Activities
Reported (GAAP)	$604	$1,574
Items Impacting Comparability:
Cash Payments for Pension Plan Contributions	471	—
After Considering Items (Non-GAAP)	$1,075	$1,574

	Net Cash Provided by Operating Activities
% Change — Reported (GAAP)	(62)
% Change — After Considering Items (Non-GAAP)	(32)

Note:	Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

About The Coca-Cola Company
The Coca-Cola Company (NYSE: KO) is the world's largest beverage company, refreshing consumers with more than 500 sparkling and still brands and more than 3,800 beverage choices. Led by Coca-Cola, one of the world's most valuable and recognizable brands, our Company's portfolio features 20 billion-dollar brands, 18 of which are available in reduced-, low- or no-calorie options. These brands include Diet Coke, Coca-Cola Zero, Fanta, Sprite, Dasani, vitaminwater, Powerade, Minute Maid, Simply, Del Valle, Georgia and Gold Peak. Through the world's largest beverage distribution system, we are the No. 1 provider of both sparkling and still beverages.  More than 1.9 billion servings of our beverages are enjoyed by consumers in more than 200 countries each day. With an enduring commitment to building sustainable communities, our Company is focused on initiatives that reduce our environmental footprint, create a safe, inclusive work environment for our associates, and enhance the economic development of the communities where we operate. Together with our bottling partners, we rank among the world's top 10 private employers with more than 700,000 system associates. For more information, visit
Coca-Cola Journey at www.coca-colacompany.com, follow us on Twitter at twitter.com/CocaColaCo, visit our blog, Coca-Cola Unbottled, at www.coca-colablog.com or find us on LinkedIn at
www.linkedin.com/company/the-coca-cola-company.
Forward-Looking Statements
This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity concerns; water scarcity and poor quality; evolving consumer preferences; increased competition and capabilities in the marketplace; product safety and quality concerns; perceived negative health consequences of certain ingredients, such as non-nutritive sweeteners and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; an inability to be successful in our innovation activities; increased demand for food products and decreased agricultural productivity; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand operations in emerging and developing markets; fluctuations in foreign currency exchange rates; interest rate increases; an inability to maintain good relationships with our bottling partners; a deterioration in our bottling partners' financial condition; increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters; increased or new indirect taxes in the United States or in one or more other major markets; increased cost, disruption of supply or shortage of energy or fuels; increased cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the marketing or sale of our products; an inability to protect our information systems against service interruption, misappropriation of data or breaches of security; unfavorable general economic conditions in the United States; unfavorable economic and political conditions in international markets; litigation or legal proceedings; failure to adequately protect, or disputes relating to, trademarks, formulae and other intellectual property rights; adverse weather conditions; climate change; damage to our brand image and corporate reputation from negative publicity, even if unwarranted, related to product safety or quality, human and workplace rights, obesity or other issues; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; changes in accounting standards; an inability to achieve our overall long-term growth objectives; deterioration of global credit market conditions; default by or failure of one or more of our counterparty financial institutions; an inability to timely implement our previously announced actions to reinvigorate growth, or to realize the economic benefits we anticipate from these actions; failure to realize a significant portion of the anticipated benefits of our strategic relationship with Monster Beverage Corporation; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages or labor unrest; future impairment charges; multi-employer plan withdrawal liabilities in the future; an inability to successfully integrate and manage our Company-owned or -controlled bottling operations; an inability to successfully manage our refranchising activities; an inability to successfully manage the possible negative consequences of our productivity initiatives; an inability to attract or retain a highly skilled workforce; global or regional catastrophic events; and other risks discussed in our Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2015, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.
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